                                                                EXHIBIT 99.1

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                            PROFORMA BALANCE SHEETS

                                     ASSETS

                                                               September 30,
                                                                   1996
                                                               -------------
                                                                (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents                                      $21,000,000
 Accounts receivable
  (Net of reserve for doubtful accounts of
  $60,000 at September 30, 1996)                                  4,182,704
 Receivable from U.S. Government                                    144,150
 Inventories                                                      9,452,922
 Insurance receivable                                             4,438,482
 Prepaid expenses and other current assets                          782,340
                                                                -----------

   TOTAL CURRENT ASSETS                                          40,000,598

PROPERTY AND EQUIPMENT
 Land                                                             3,000,000
 Building                                                        33,962,033
 Machinery and other equipment                                   31,080,797
 Construction in process                                            236,815
                                                                -----------

   TOTAL PROPERTY AND EQUIPMENT                                  68,279,645

Less accumulated depreciation                                   (10,722,731)
                                                                -----------

   NET TOTAL PROPERTY AND EQUIPMENT                              57,556,914
                                                                -----------

   TOTAL ASSETS                                                 $97,557,512
                                                                ===========

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                            PROFORMA BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                September 30,
                                                                    1996
                                                                -------------
                                                                 (Unaudited)
CURRENT LIABILITIES
 Current installments on capital lease obligation               $      94,451
 Subordinated note payable to affiliate                            15,000,000
 Current installment on long-term debt                              4,250,000
 Accounts payable                                                   3,448,026
 Accrued interest                                                   1,442,493
 Deferred revenue                                                     118,818
 Other accrued liabilities                                          1,111,636
                                                                -------------

  TOTAL CURRENT LIABILITIES                                        25,465,424

LONG-TERM DEBT                                                     48,250,000
LOCAL GOVERNMENT SUBSIDY                                            2,975,000
                                                                -------------

  TOTAL LIABILITIES                                                76,690,424

STOCKHOLDERS' EQUITY
 Preferred Stock, par value $0.01 per share:
  Series B, 8% cumulative, non-convertible
  Authorized - 100,000 shares
  Issued and outstanding - 59,137 shares
  at September 30, 1996                                                   591
 Common Stock, par value $0.01 per share:
  Authorized - 125,000,000 shares
  Issued and outstanding - 97,137,140 shares
  at September 30, 1996                                               971,371
 Additional paid-in capital                                       126,214,252
 Accumulated deficit                                             (105,626,708)
 Deferred compensation                                               (692,418)
                                                                -------------

  TOTAL STOCKHOLDERS' EQUITY                                       20,867,088
                                                                -------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  97,557,512
                                                                =============